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                                                                    EXHIBIT 10.1

                             STOCK OPTION AGREEMENT
                          (2005 Plan Incentive Option)

                                                       Dated as of: ____________

To: ________________

      Pursuant to the 2005 Stock Incentive Plan ("2005 Plan") of Somanetics Corporation (the "Company") and with the approval of the Compensation Committee of the Company's Board of Directors, in accordance with the 2005 Plan, the Company hereby grants to you an option (the "Option") to purchase __________ (_____) Common Shares, par value $.01 per share, of the Company (the "Shares") at $_____ per Share, upon the terms and conditions contained in this Stock Option Agreement and in the 2005 Plan, a copy of which is attached to, and made a part of, this Stock Option Agreement.

      1. The Option is intended to be an Incentive Stock Option, as defined in the 2005 Plan.

      2. The Option herein granted may not be transferred by you otherwise than by will or by the laws of descent and distribution, and during your lifetime the Option is exercisable only by you.

      3.    (a)   Subject to the other terms of this Option and the 2005 Plan, you may exercise the Option in accordance with the following schedule:

            (i) Between the date of this Option and ______________, none of the Shares may be purchased.

            (ii) Commencing __________, one-third (1/3) of the Shares may be purchased.

            (iii) Commencing ___________, an additional one-third (1/3) of the Shares may be purchased.

            (iv) Commencing ___________, the final one-third (1/3) of the Shares may be purchased.

Notwithstanding anything in this Option to the contrary, but without limiting the Company's or the Committee's rights under Section 4.8 of the 2005 Plan, the Option shall become immediately exercisable in full upon a Change in Control, as defined in Section 4.8(b) of the 2005 Plan.

            (b) The Option shall expire (to the extent not previously exercised), and all rights to exercise any unexercised portion of the Option shall cease, on the earliest of the following:

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            -     Ten Year Maximum Term. the 10th anniversary of the date of this Option,

            - Termination for Cause. the date you are terminated or removed for cause from, or otherwise cease to hold for cause, any one or more of the following positions with the Company or a
                  Subsidiary: an officer, an other employee, a director, a consultant, an advisor, an independent contractor or an agent, and

            - Other Termination. if you are terminated or removed from, or otherwise cease to hold, all of your positions as an officer, an other employee, a director, a consultant, an advisor, an independent contractor or an agent of the Company and its Subsidiaries other than because you are terminated or removed from, or otherwise cease to hold, any of them for cause, the following portions of the Option shall terminate at the following times:

                  - Unvested Options. the portion of this Option, if any, that is not exercisable at the date of such termination, removal or other cessation shall terminate at the date of such termination, removal or other cessation, and

                  - Vested Options. the portion of this Option, if any, that is exercisable at the date of such termination, removal or other cessation shall terminate, and (subject to earlier termination as provided above) shall be exercisable until, 90 days after the date of such termination, removal or other cessation (one year after the date of such termination, removal or other cessation if such termination, removal or other cessation is a result of your death or permanent disability).

      4. The Option shall be exercised by giving a written notice of exercise to the Treasurer of the Company and by executing such documents as the Company may reasonably request. Such notice shall specify the number of whole Shares to be purchased and shall be accompanied by payment by any of the methods described in Sections 2.1(c) and 4.5 of the 2005 Plan. Such exercise shall be effective only upon the actual receipt of such written notice, payment and other documents, if any, and no rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of any part of the Option shall inure to you, or any other person entitled to exercise the Option, unless and until you become a shareholder of record with respect to such Shares. If at the time of exercise, the Committee allows for payment of all or any part of the exercise price to be made by promissory note, the interest rate for the promissory note will be a market rate.

      5. It is understood and agreed that nothing contained in the 2005 Plan or in this Agreement, nor any action taken by the Committee, shall confer upon you any right with respect to the continuation of your employment by, or service with, the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate your employment or service at any time.

                                          Very truly yours,

                                          SOMANETICS CORPORATION,
                                          a Michigan corporation

                                          By _______________________________

                                          Its _______________________________

The above is agreed to and accepted.

_______________________________

Dated: ________________________


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